                                                                  EXHIBIT 10.104

                            INTERCREDITOR AGREEMENT



                                    between



                CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC



                       SUNAMERICA LIFE INSURANCE COMPANY






                        Dated:  As of November 25, 1997



                       Company:  Sahara Las Vegas Corp.




                           Loan Amount: $57,500,000

                            INTERCREDITOR AGREEMENT

                               TABLE OF CONTENTS
                               -----------------

                                                                                         Page
RECITALS...............................................................................   1
     1.   Interests of Holders.........................................................   1
     2.   Expenses.....................................................................   1
     3.   Subordination of Notes.......................................................   2
     4.   Equal Liens..................................................................   7
     5.   Notes and Basic Documents....................................................   7
     6.   Company Defaults, Acceleration, Enforcement Expenses.........................   8
     7.   Subordinate Holders Rights to Purchase the Senior Note.......................   9
     8.   Other Financing..............................................................  10
     9.   Interest Not A Security......................................................  10
     10.  Insolvency...................................................................  10
     11.  No Third-Party Beneficiaries.................................................  11
     12.  No Partnership...............................................................  11
     13.  No Warranty..................................................................  11
     14.  Notices......................................................................  11
     15.  Modification and Waiver......................................................  12
     16.  Governing Law................................................................  12
     17.  Binding Effect...............................................................  12
     18.  Entire Agreement.............................................................  13
     19.  Termination..................................................................  13
     20.  Severability.................................................................  13
     21.  Counterparts.................................................................  13
     22.  No Assignment................................................................  13

     This Intercreditor Agreement (this "Agreement") is dated as of this 25th day of November, 1997 by and among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, a Delaware limited liability company ("a "Senior Holder" and, together with its successors and assigns, the "Senior Holders"), and SUNAMERICA LIFE INSURANCE COMPANY, an Arizona corporation (a "Subordinate Holder" and together with its successors and assigns, the "Subordinate Holders") (the Senior Holders and the Subordinate Holders are sometimes herein referred to each individually as a "Holder" and collectively as the "Holders").

                                   RECITALS
                                   --------

     WHEREAS, the Holders and, SunAmerica Life Insurance Company, in its capacity as the Collateral Agent (the "Collateral Agent") have made or are about to enter into the Second Amended and Restated Note Purchase Agreement dated as of the date hereof (as amended, modified or supplemented from time to time, the "Note Purchase Agreement"), pursuant to which the Holders will acquire certain secured notes (collectively, the "Loan") in the aggregate principal amount of Fifty-Seven Million Five Hundred Thousand Dollars ($57,500,000) from Sahara Las Vegas Corp., a Nevada corporation (the "Company"), comprised of Tranche A Notes in the aggregate principal amount of $37,000,000, which is or will be in favor of the Senior Holders (the "Senior Notes"), and Tranche B Notes in the aggregate principal amount of $20,500,000, which is or will be in favor of the Subordinate Holders (the "Subordinate Notes") (each a "Note" and, collectively, the "Notes"). All terms not otherwise defined herein shall have the meanings set forth in the Note Purchase Agreement.

     WHEREAS, the Loan is or will be secured by a first deed of trust liens on the Company's fee interests in certain real properties, together with improvements thereon and related personal property owned by Company, referred to as the Wet 'N' Wild Property and the Henderson Property, located in Las Vegas and Henderson, Nevada, respectively, certain 11% Mortgage Bonds issued by Santa Fe Hotel, Inc. owned by Company and certain cash collateral and other property (the "Security"), all as more particularly set forth in the Security Agreements and other Basic Documents (as defined in the Note Purchase Agreement) (all Basic Documents, including all instruments evidencing, securing or otherwise relating to the Loan, as the same may be amended or modified in writing from time to time are referred to herein as the "Basic Documents").

     WHEREAS, the Holders desire to set forth the terms of their relationship as co-lenders relating to the enforcement of, and their respective rights in, to and under the Basic Documents and otherwise with respect to, the Loan.

     NOW, THEREFORE, in consideration of the premises, and the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     1.   INTERESTS OF HOLDERS.  No amount paid by any Senior Holder for the
          --------------------
Senior Notes, and no amount paid by any Subordinate Holder for the Subordinate Notes, shall be considered a loan by any Holder to any other Holder.

     2.   EXPENSES.  In accordance with the Basic Documents, (a) a Holder or the
          --------
Collateral Agent may make any payment for expenses under the Basic Documents or an advance for the purposes of avoiding a threat to any lien created under the Basic Documents, the priority of any lien created under the Basic Documents, or a significant threat to the Security or the safety of any person at the Security or in connection with the exercise of any rights or remedies under the Basic Documents, including, without limitation, advances (i) to pay or discharge taxes immediately prior to such time as such taxes may become a lien on the Security,
(ii) to pay insurance premiums no earlier than thirty (30) days prior to when any policy may be cancelled for nonpayment of same, (iii) to pay the cost of emergency repairs to protect the Security from damage or to minimize such damage, (iv) to pay any amount which, if unpaid, might result in a lien on the Security with priority over the lien or liens created under the Basic Documents or (v) to pay any costs or expenses of the Collateral Agent in connection with the exercise of any rights or remedies of the Collateral Agent under the Basic Documents; (any such payment or advance, together with interest as provided in the Basic Documents, shall be deemed an "Expense Advance"). Any Expense Advance described in clause (i), or (ii) or (v) of the preceding sentence and any other Expense Advance that is made with the consent of Requisite Tranche A Holders or Requisite Tranche B Holders (any such Expense Advance, a "Senior Expense Advance") shall be senior and superior in right of payment to the outstanding principal balance of, prepayment premium (if any) and interest on, and all other amounts due in respect of, the Notes and shall be pari passu with all other Senior Expense Advances. Any Expense Advance that is not a Senior Expense Advance shall be junior in right of payment to the outstanding principal balance of, prepayment premium (if any) and interest on, and all other amounts due in respect of the Notes and shall be pari passu with all other Expense Advances that are not Senior Expense Advances.

     3.   SUBORDINATION OF NOTES.
          ----------------------

          A.   SUBORDINATE NOTE IS SUBORDINATE TO SENIOR NOTE.
               ----------------------------------------------

          The Subordinate Holders covenant and agree that the Subordinate Note is hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash or cash equivalents of the outstanding principal balance of, prepayment premium (if any) and interest on, and all other amounts due in respect of the Senior Notes but excluding the loan fee payable pursuant to Section 2.4F of the Note Purchase Agreement (the "Senior Obligations"). Notwithstanding the foregoing, at all times prior to a Payment Blockage (as hereinafter defined) the Subordinate Holders may receive and retain payments of the outstanding principal balance of, prepayment premium (if any) and interest on, and all other amounts due in respect of the Subordinate Notes (the "Subordinate Obligations"). Any payments so received shall remain the property of the Subordinate Holders and under no circumstances shall the Subordinated Holders be obligated to deliver the same to any Senior Holder.

          This Section 3 shall constitute a continuing obligation on the part of any and all holders of the Subordinate Notes to all persons who become holder(s) of or continue to hold the Senior Notes; and such provisions are deemed made by any and all holders of the Subordinate Notes for the benefit of the holder(s) of the Senior Notes; and such holder(s) of the Senior Notes are deemed made obligees hereunder and they or each of them may enforce such provisions.

          The Holders agree that the additional loan fees payable to Credit Suisse First Boston Mortgage Capital LLC and SunAmerica Life Insurance Company pursuant to subsection 2.4F of the Note Purchase Agreement shall be subordinate and subject in right of payment to the prior payment in full in cash or cash equivalent of the Senior Obligations and the Subordinate

     Obligations; provided, however, that this sentence shall not prohibit or restrict the payment of the loan fee to Credit Suisse First Boston Mortgage Capital LLC upon the payment in full of the Senior Notes so long as no Event of Default has occurred and is continuing.

          B.   PAYMENT OVER OF PROCEEDS UPON BANKRUPTCY, ETC.
               ----------------------------------------------

          In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its assets, (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary or (c) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, then and in any such event:

               (1) the holder(s) of the Senior Notes shall be entitled to receive payment in full in cash or cash equivalents of the Senior Obligations, whether or not such amount(s) are an allowed claim under applicable law, before the holders of the Subordinate Notes are entitled to receive any payment or distribution of any kind or character on account of the Subordinate Obligations (other than Junior Securities issued in connection with a reorganization pursuant to the bankruptcy laws of any jurisdiction); and

               (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the holders of the Subordinate Notes would be entitled but for the provisions of this Section 3B (other than Junior Securities issued in connection with a reorganization pursuant to the bankruptcy laws of any jurisdiction) shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holder(s) of the Senior Notes or their representative or representatives, ratably according to the aggregate amounts remaining unpaid on account of all of the Senior Obligations held or represented by each, to the extent necessary to make payment in full in cash or cash equivalents of the same after giving effect to any concurrent payment or distribution to the holder(s) of the Senior Notes; and

               (3) in the event that, notwithstanding the foregoing provisions of this Section 3B, any holder of a Subordinate Note shall have received (after the occurrence of an event described in (a) through (c) in the first grammatical paragraph of this Section 3B) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, in respect of the Subordinate Obligations (other than Junior Securities issued in connection with a reorganization pursuant to the bankruptcy laws of any jurisdiction) before the Senior Obligations are paid in full in cash or cash equivalents or payment thereof provided for, then and in such event such payment or distribution shall be received and held in trust for the holder(s) of the Senior Notes and shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of all of the Senior Obligations to the extent necessary to pay the same in full in cash or cash equivalents after giving effect to any concurrent payment or distribution to or for the holder(s) of the Senior Notes.

               (4) for purposes hereof, "Junior Securities" means securities (including capital stock) issued by the Company to a Holder on account of the Subordinate Notes that by their terms or by law are subordinated to Senior Notes of the Company outstanding on the date of issuance of such Junior Securities at least to the same extent as provided herein. As used herein, "Senior Notes of Company outstanding on the date of issuance of such Junior Securities" shall include securities issued in connection with a reorganization pursuant to the bankruptcy laws of any jurisdiction to persons which held the Senior Notes in such reorganization proceeding.

               (5) upon any payment or distribution of assets of the Company referred to in this Agreement, the Collateral Agent and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Collateral Agent or the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the Holders of the Notes and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other fact pertinent thereto or to this Agreement.

          C.   SUSPENSION OF PAYMENT WHEN SENIOR NOTE IN DEFAULT.
               -------------------------------------------------

               (1) Unless Section 3B shall be applicable, upon the occurrence of any default in the payment of principal, premium, if any, or interest on the Senior Notes beyond any applicable cure period with respect thereto (a "Payment Default"), no payment or distribution of any assets of the Company of any kind or character may be made by or on behalf of the Company on account of the Subordinate Obligations or by or on behalf of the Company on account of the purchase, redemption or other acquisition of the Subordinate Obligations (a "Payment Blockage") unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or the Senior Obligations shall have been paid in full in cash or cash equivalents, after which, subject to Section 3B (if applicable), the making of any and all required payments in respect of the Subordinate Obligations, including any missed payments, may be resumed by or on behalf of the Company.

               (2) Unless Section 3B shall be applicable, upon the occurrence of any event (other than a Payment Default) the occurrence of which entitles the Senior Holders to act to accelerate the maturity of the Senior Note (a "Non-payment Default") and upon the earlier to occur of

                    (i) the receipt by the Company and the Collateral Agent from the holder or holders representing not less than a majority of the principal amount of the Senior Notes of written notice of such occurrence stating that such notice is a payment blockage notice pursuant to this Section 3C(2) or

                    (ii) if such Non-payment Default results from acceleration of any Subordinate Notes, from the date of such acceleration.

          there shall be a Payment Blockage for a period ("Payment Blockage Period") commencing on the receipt by the Company and the Collateral Agent of such notice or the date of acceleration referred to in clause
          (ii) above, as the case may be, unless and until the earliest to occur of the following events:

                    (w) 179 days shall have elapsed since receipt of such
               written notice by the Company or the date of such acceleration (provided the Senior Note shall not theretofore have been accelerated),

                    (x) such Non-payment Default shall have been cured or waived or shall have ceased to exist.

                    (y) the Senior Notes shall have been discharged or paid in full in cash or cash equivalents, or

                    (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Collateral Agent from the holder or holders of the Senior Notes initiating such Payment Blockage Period.

          after which, in each case, the making of any and all required payments in respect of the Subordinate Notes, including any missed payments, may be resumed by or on behalf of the Company. During such Payment Blockage Period, any payments in excess of amounts necessary to pay the Senior Holders shall be held by the Collateral Agent. Notwithstanding any other provision of this Agreement, only one Payment Blockage Period may be commenced within any consecutive 365-day period. No Non-payment Default with respect to the Senior Note which existed or was continuing on the date of the commencement of any Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default shall have been cured or waived for a period of not less than 90 consecutive days. In no event shall a Payment Blockage Period extend beyond 179 days from the receipt by the Company and the Collateral Agent of the notice referred to in clause (i) above or the date of the acceleration referred to in clause (ii) above and there must be a 186 consecutive day period in any 365 consecutive day period during which no Payment Blockage Period is in effect. In the event that such Non-payment Default is not cured within the Payment Blockage Period, and the Senior Holders accelerate the maturity of the indebtedness evidenced by the Senior Notes, then the Senior Holders may instruct the Collateral Agent to retain the funds received by it during such Payment Blockage Period and apply the same to the Senior Obligations.

               (3) In the event that, notwithstanding the foregoing, any holder of any Subordinate Note shall have received any payment prohibited by the foregoing provisions of this Section 3C, then and in such event such payment shall be received and held in trust for the holder(s) of the Senior Notes and shall be paid over and delivered forthwith to such holder(s) of the Senior Notes or as a court of competent jurisdiction shall direct for application to the payment of any Senior Obligations, to the extent necessary to pay all such Senior Obligations in cash or cash equivalents, after giving effect to any concurrent payment or distributions to the holder(s) of the Senior Note. However, in no event shall any Subordinate Holders be required to hold in trust or return any payment unless a Senior Holder shall have delivered notice of a Payment Blockage to such Subordinate Holder.

          D.   NO WAIVER OF SUBORDINATION PROVISIONS.
               -------------------------------------

               (1) No right of any present or future holder of any Senior Note to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Subordinate Holder, or by any non-compliance by any Subordinate Holder with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with, or by any non-compliance by the Company or any other person with the terms, provisions and covenants of the Basic Documents, regardless of any knowledge thereof any holder of any of the Notes may have or be otherwise charged with.

               (2) Without limiting the generality of Section 3D(1), any holder of any Senior Note may, at any time and from time to time, without the consent of or notice to the Company or any holder of the Subordinate Notes except to the extent provided in the Basic Documents, without incurring responsibility to any holder of the Subordinate Notes and without impairing or releasing the subordination provided in this
          Section 3 or the obligations hereunder of the holders of the Subordinate Notes to the holder(s) of the Senior Notes, do any one, or more of the following on behalf of all holders of the Notes: (a) change the manner, place or terms of payments (other than increasing the interest rate, principal amount or amortization of a Senior Note) or extend the time of payment of, or renew or alter, a Senior Note or any instrument evidencing the same or any agreement under which a Senior Note is outstanding; (b) sell, exchange, release or otherwise deal with any property or other collateral pledged, mortgaged or otherwise securing a Senior Note (but in no event may any Senior Holder release any collateral, or alter the priority of the lien, securing any Subordinate Notes other than in the course of a foreclosure thereof); (c) release any person liable in any manner for the collection or payment of any Senior Note with respect to any Senior Note (but in no event may a Senior Holder release any person liable in any manner for the collection or payment of any Subordinate Note with respect to any Subordinate Note other than in the course of a foreclosure thereof); and (d) exercise or refrain from exercising any rights against the Company and/or any other person. In connection with the foregoing, no Senior Holder shall engage in a course of conduct the primary purpose of which is to willfully and directly impair the security of the Subordinate Holders collateral.

               (3) No notice of acceleration issued by any Subordinate Holder shall be effective (a) unless a copy thereof has been delivered to the Senior Holders that have been identified to the Collateral Agent and such Subordinate Holder and (b) until the earlier of (i) five (5) business days after such notice has been delivered to the Company and the Senior Holders or (ii) the acceleration of the Senior Notes.

          E.   SUBROGATION.
               -----------

               Subject to the payment in full in cash or cash equivalents of the Senior Notes, the holders of the Subordinate Notes shall be subrogated to the rights of the holder(s) of the Senior Notes to receive payments or distributions of cash, property or securities of the

          Company applicable to the Senior Notes until the Subordinate Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holder(s) of the Senior Notes by or on behalf of the Company or by or on behalf of the holders by virtue of this Agreement which otherwise would have been made to the holders of the Subordinate Notes shall, as between the Company and the holders of the Subordinate Notes, be deemed to be a payment by the Company to or on account of the Senior Notes, it being understood that the provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the holders of the Subordinate Notes, on the one hand, and the holders of the Senior Notes, on the other hand.

          F.   OBLIGATIONS OF THE COMPANY UNCONDITIONAL.
               ----------------------------------------

               Nothing contained in this Agreement is intended to or shall impair, as among the Company, its creditors other than the Holder(s) of the Senior Notes, and the Holders of the Subordinate Notes, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Subordinate Notes, the principal of, prepayment premium (if any) and any interest on and all other amounts due in respect of the Subordinate Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Subordinate Notes and creditors of the Company other than the holder(s) of the Senior Note, nor shall anything herein or therein prevent the holders of the Subordinate Notes from exercising all remedies otherwise permitted by applicable law upon default under any Basic Document, subject to the rights, if any, in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     4.   EQUAL LIENS.  Each of the Holders shall have an interest in each item
          -----------
of Security, each Security Document, and all proceeds thereof, equal to the ratio of the obligations due such Holders to the aggregate obligations due both Holders in all cases subject to the priority of payments set forth in Section 3 hereof, regardless of whether such Holder has been granted a lien or security interest in such item of Security pursuant to the Security Document or otherwise or whether the Basic Documents relating to such item of Security are in favor or for the benefit of such Holders. Notwithstanding the date, manner, time or order of attachment or perfection of any such lien or security interest, and notwithstanding any provision of the applicable Uniform Commercial Code, any applicable law or decision or any Security Document, or whether either of the Holders holds possession of all or any part of such Security, the interest of each Holder in each item of Security shall be a co-equal first and paramount lien or security interest in such item of Security to the extent of such interest without any preference or priority over the interest of the other Holders in such item of Security, except as otherwise provided in Section 3 hereof.


     5.   NOTES AND BASIC DOCUMENTS.
          -------------------------

          A.  REPRESENTATIONS AND WARRANTIES.  None of the Holders makes or will
              ------------------------------
     make any representation or warranty to any other party to this Agreement as to the adequacy, validity or binding effect of the Notes or the Basic Documents. Each Holder hereby represents and warrants to the other, by execution of this Agreement, that it has not relied, is not relying and will not rely upon the other Holders with respect to, and that it has made or will make its own independent judgment with respect to, the following:
     (i) the creditworthiness of the Company and any other

     Credit Party, (ii) the adequacy, effectiveness, enforceability, genuineness, validity or due execution of any of the Basic Documents or any other documents referred to or provided for therein or in this Agreement;
     (iii) any representation, warranty, document, certificate, report or statement contained in the Basic Documents; (iv) the collectability of the Loan, adequacy of collateral for the obligations of the Company and the other Credit Parties under the Basic Documents, and all other underwriting aspects of the Loan, (v) the existence, priority or perfection of any liens or security interest granted or purported to be granted in connection with any of the Basic Documents, or (v) observation of or compliance with any of the terms, covenants or conditions of any of the documents on the part of the Company and any other Credit Party. Each of the Holders further represents and warrants to the other that it has knowledge and experience in financial and business matters, it is capable of evaluating the risk of the proposed investment in the Loan, it has received or has access to all information required for making its investment decision regarding the Loan, the interest of such Holders has not been registered under the Securities Act of 1933, as amended, and it has made no separate or independent agreement or contract with the Company or any other Credit Party with respect to the Loan or the Security, except for the Basic Documents.

          B.  ORIGINALS.  The Senior Holders shall retain the original Senior
              ---------
     Notes, and the Subordinate Holders shall retain the original Subordinate Notes. The Collateral Agent shall retain originals of all recorded and unrecorded Basic Documents, and the initial Senior Holders and Subordinate Holders shall receive duplicate originals of all unrecorded Basic Documents and photocopies of all recorded Basic Documents.

          C.  HOLDER CERTIFICATIONS.  Each Holder shall, at any time, upon
              ---------------------
     request of any other Holder, deliver to the other a written statement certifying the outstanding principal balance of its Note, whether it has transferred or encumbered its interest in the Loan or the Security and if so, the details relating to such transfer or encumbrance.

          D.  COMMUNICATIONS WITH COMPANY.  Each of the Holders shall be
              ---------------------------
     entitled to individually deal with and communicate with the Company and the other Credit Parties, subject, in all events, to the terms and provisions of Section 6 hereof and the Basic Documents.

          E. The parties agree that, as to the relative obligations and rights between the Senior Holders and the Subordinate Holders. In the event of any conflict or inconsistency between the Basic Documents and this Agreement, this Agreement shall control.

     6.   COMPANY DEFAULTS, ACCELERATION, ENFORCEMENT EXPENSES.
          ----------------------------------------------------

          A.  NOTICE OF LOAN DEFAULT.  Prior to sending any notice of default to
              ----------------------
     the Company, any Holder or Holders or a representative of such Holder or Holders shall notify the other Holders of the existence and nature of any act or omission by the Company or any other circumstance which would, with or without the passage of time or giving of notice or both, give rise to a right of the Holders to accelerate the Notes or exercise any other rights or remedies under the Basic Documents (a "Loan Default"), to the extent such Holder or Holders have actual knowledge of such Loan Default. Thereafter, such Holder or Holders or a representative of such Holder or Holders may deliver a notice of default to the Company.

          B.  NOTICE OF ACCELERATION.  If, following a Loan Default and
              ----------------------
     expiration of any applicable notice and cure periods, any Holder desires to accelerate the maturity of its indebtedness and/or commence the exercise of remedies under the Basic Documents, such Holders shall notify the other Holders in writing of its desire to do so. The Holders will accelerate the Notes as provided in the Note Purchase Agreement provided, however, if an Event of Default under subsection 7.1 of the Note Purchase Agreement with respect to the Senior Notes shall have occurred and be continuing for ninety (90) days, Requisite Tranche A Holders (as defined in the Note Purchase Agreement) may, by written notice to Company, declare all or a portion of the amounts described in clause (i) in the provision immediately following Section 7.14 of the Note Purchase Agreement relating to the Senior Notes and all other Obligations owed to Holders of the Senior Notes to be, and the same shall forthwith become, immediately due and payable; provided further, if an Event of Default under subsection 7.1 of the Note Purchase Agreement with respect to the Subordinate Notes shall have occurred and be continuing for ninety (90) days, Requisite Tranche B Holders (as defined in the Note Purchase Agreement) may, by written notice to Company, declare all or a portion of the amounts described in clause (i) in the provision immediately following Section 7.14 of the Note Purchase Agreement relating to the Tranche B Notes and all other Obligations owed to Holders of the Tranche B Notes to be, and the same shall forthwith become, immediately due and payable.

          C.  ENFORCEMENT OF REMEDIES.  Requisite Holders, either by themselves
              -----------------------
     or through the Collateral Agent, shall determine for the Holders what remedies, if any, provided under the Basic Documents to utilize as provided in the Basic Documents, including, without limitation, directing that one or more the Notes be foreclosed upon, and when and how such remedies shall be implemented. Notwithstanding the foregoing, if an Event of Default under Section 7.1 of the Note Purchase Agreement has occurred and is continuing for ninety (90) days with respect to the Tranche A Notes and Requisite Holders have not initiated any foreclosure or similar proceedings upon any Security, then Requisite Tranche A Holders may initiate and direct foreclosure or similar proceedings upon any Security, it being understood that to the extent that any direction by Requisite Holders and by Requisite Tranche A Holders is in conflict or otherwise inconsistent, the direction of Requisite Holders shall prevail. Any proceeds from such sale or foreclosure in excess of the Senior Obligations shall be paid toward the Subordinate Obligations before being returned to the Company. Except for Sections 6D and 6E below, this Section 6 shall not apply in the event that the Company becomes a debtor in a bankruptcy proceeding.

          D. In any case commenced by or against the Company under Chapter 11 of the Bankruptcy Code or any similar provision thereof of any similar federal or state statute (a "Reorganization Proceeding"), the Senior
                                  -------------------------
     Holders shall have the exclusive right to exercise any voting rights in respect of the Senior Notes and the Subordinate Holders shall have the exclusive right to exercise any voting rights in respect of the Subordinate Notes against the Company, except that the Subordinate Holders shall not have the right to vote affirmatively in favor of any plan of reorganization unless the Holders of more than 50% in principal amount of the Senior Notes grants its permission thereto or the Holders of more than 50% in principal amount of the Senior Notes votes to accept such plan;

          E. In any Reorganization Proceeding with respect to the Company, (i) each Subordinate Holders shall file a proof of claim in respect of its claims against the Company and shall send to Senior Holders a copy thereof together with evidence of the filing with the appropriate court or other authority, (ii) if any Subordinate Holder should fail to file such proof of claim by the tenth (10th) business day before the last day for filing of proofs of claim, or if the Holders of more than 50% in principal amount of the Senior Notes reasonably believes that the proof of claim so filed is less than the proper amount thereof, then the Holders of more than 50% in principal amount of the Senior Notes may file such proof of claim, or corrected proof of claim, on behalf of such Subordinate Holder, and (iii) if objection is made to the allowance of any claim of any Subordinate Holder, the Holders of more than 50% in principal amount of the Senior Notes shall have the right to intervene and fully participate in such proceedings and if such rights are denied and such Subordinate Holder fails to defend such claim, the Holders of more than 50% in principal amount of the Senior Notes may defend such claim in the name of such Subordinate Holder.

     7.   SUBORDINATE HOLDERS RIGHTS TO PURCHASE THE SENIOR NOTES.  At any time
          -------------------------------------------------------
after delivery of notice by any Senior Holder to the Collateral Agent or the Subordinate Holders that an "Event of Default" has occurred under any of the Basic Documents, a Subordinate Holder or Holders representing more than 50% of the Subordinate Notes (the "Majority Subordinate Holder") may deliver to the Senior Holders a notice of election to purchase the Senior Note from the Senior Holders for a purchase price equal to the Senior Obligations, excluding any prepayment premium which would have been due had the Company prepaid the Senior Notes at the time of such purchase or any fee payable upon the payment in full of the Senior Notes, but including only the reasonable expenses of such Note purchase. At any time within twenty (20) days after the Majority Subordinate Holder(s) has delivered such notice to the Senior Holders (time being of the essence), a Senior Holder or Holders representing more than 50% of the Senior Notes (the "Majority Senior Holder") may deliver to the Subordinate Holders a notice of election to purchase the Subordinate Notes from the Subordinate Holders for a purchase price equal to the Subordinate Obligations, excluding any prepayment premium which would have been due had the Company prepaid the Subordinate Notes at the time of such purchase or any fee payable upon the payment in full of the Subordinate Notes, but including only the reasonable expenses of such Note purchase. Either of such notices notice shall set forth the date (no earlier than ten (10) days, nor later than forty-five (45) days, after the date of delivery of such notice) on which such Holder(s) shall tender such purchase price in immediately available funds to the other Holder(s) and each other Holder(s) is to tender its Note duly endorsed, without representation, warranty or recourse, to the purchasing Holder(s), together with an assignment, in due form for recording, of all of such other Holder's right, title and interest in and to the Loan and the Basic Documents. On the appointed day and at the appointed time (time being of the essence), each party shall make its tenders. Each party shall bear its own expenses in connection with such purchase, but the purchasing Holder(s) shall pay any and all filing and/or recording charges, fees and/or taxes in connection therewith. If the Majority Senior Holder timely delivers its notice to the Subordinate Holders, then the Majority Senior Holders shall be the purchasing Holder. If the Majority Subordinate Holders timely delivers its notice to the Majority Senior Holder, but the Majority Senior Holder fails to timely deliver its notice to the Subordinate Holders, then such Majority Subordinate Holder shall be the purchasing Holder. Any such notice shall be binding, non-contingent and irrevocable.

     8.   OTHER FINANCING.  Without limiting rights to which each of the Holders
          ---------------
otherwise is or may become entitled, none of the Holders shall have any interest solely by virtue of this Agreement in (a) any present or future loans from, letters of credit issued by, or leasing, note, or other financing transactions by any other Holder(s) or any affiliate thereof to, or on behalf of, or with the Company, any other Credit Party or any affiliate thereof (collectively, the "Other Financing") other than as provided under the Basic Documents or as expressly provided in this Agreement, (b) any present or future guaranties by or for the account of the Company, any other Credit Party or any affiliate thereof in connection with such Other Financing, (c) any present or future offset exercised by any other Holder in respect of such Other Financing, (d) any present or future property taken as security for any such Other Financing, or (e) any property now or hereafter in the possession or control of any other Holder which may be or become security for the obligations of the Company, any other Credit Party or any affiliate thereof arising under any loan document by reason of the general description of indebtedness secured or of property contained in any other agreements, documents, or instruments related to any such Other Financing; provided, however, that if payments in respect of such guaranties or such property or the proceeds thereof shall be applied to the obligations of the Company arising under the Basic Documents, then each Holder shall be entitled to share in the amounts so applied in accordance with Section 3 hereof.

     9.   INTEREST NOT A SECURITY.  Each of the Holders represents and warrants
          -----------------------
to the others that (a) such Holder does not consider its interest in the Loan to constitute the "purchase" or "sale" of a "security" within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or Rule 10b-5 promulgated thereunder, the Trust Indenture Act of 1939, as amended, or any other applicable securities statute or law, or any rule or regulation under any of the foregoing (collectively, the "Acts"), (b) such Holder has no expectation that it will derive profits from the efforts of any other Holder or any third party in respect of the acquisition of such Holder's Note hereunder, (c) such Note merely constitutes a commercial transaction by such Holder with the Company and the other Credit Parties and the other Holder and does not represent an "investment" (as that term is commonly understood) in any other Holder or the Company or any other Credit Party, (d) such Holder is acquiring its Note for its own account in respect of a commercial transaction made in the ordinary course of its business and not with a view to or in connection with any subdivision, resale, or distribution thereof, and (e) such Holder can bear the economic risk related to the purchase of the same, and has had access to all information deemed necessary by it in making its decision whether or not to purchase the same.

     10.  INSOLVENCY.  In the event that (a) a Holder becomes insolvent or makes
          ----------
a transfer in fraud of creditors, or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due or is generally not paying its debts as such debts become due, or (b) a receiver, trustee or custodian is appointed for, or takes possession of, all or substantially all of the assets of a Holder, either in a proceeding brought by such Holder or in a proceeding brought against such Holder, and such appointment is not discharged or such possession is not terminated within sixty (60) days after the effective date thereof or such Holder consents to or acquiesces in such appointment or possession, or (c) a Holder files a petition for relief under the Bankruptcy Code, as amended, or any other present or future federal or state insolvency, bankruptcy or similar law (collectively, "applicable Bankruptcy Law") or an involuntary petition for relief is filed against a Holder under any applicable Bankruptcy Law and such petition is not dismissed within sixty (60) days after the filing thereof, or an order for relief naming a Holder is entered under any applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by a Holder, or (d) the interest of a Holder in the Loan or any part thereof is taken on execution or other process of law in any action against such Holder, or (e) the Holder is taken over or subject to rehabilitation by any Commissioner of Insurance or state or federal regulatory agency (a Holder who becomes insolvent or makes a transfer in fraud of creditors or who is otherwise described by clauses (a) through (e) above is hereinafter called an "Insolvent Holder"), to the extent the Insolvent Holder holds Senior Notes, then any other Holder that holds Senior Notes or, to the extent the Insolvent Holder holds the Subordinate Notes, then any other Holder that holds Subordinate Notes (any such Holder, a "Solvent Holder") shall have the right, but not the obligation, to purchase the Insolvent Holder's Note. In order to exercise this right, such Solvent Holder shall give written notice to the Insolvent Holder of its intention to exercise such option and shall conclude the purchase of the Insolvent Holder's Note as soon as reasonably practicable thereafter. The purchase price for the Insolvent Holder's Note shall be the appraised fair market value thereof. In the event a Solvent Holder acquires the interest of the Insolvent Holder pursuant to this Section 10, such Solvent Holder shall, on request of the Insolvent Holder, certify in writing that it is acquiring such Note for the purpose of investment and not with a view to such distribution thereof within the meaning of the Securities Act of 1933, as amended, and the Insolvent Holder shall deliver to the Solvent Holder (i) such of the original Basic Documents as are in the Insolvent Holder's possession, if any, (ii) an assignment of all of the Insolvent Holder's right, title and interest in the Loan and the Basic Documents, and (iii) such evidence of the Insolvent Holder's existence, good standing and authority and the due execution and delivery by the Insolvent Holder of the assignment and any documents related thereto.

     11.  NO THIRD-PARTY BENEFICIARIES.  This Agreement is made and entered into
          ----------------------------
for the sole protection and benefit of the parties and their successors and permitted assigns and nothing in this Agreement, whether express or implied, shall inure to the benefit of, or confer any rights or remedies upon the Company, any other Credit Party or any person other than the Holders and their permitted successors and assigns. Consequently, the Company, the other Credit Parties and any person other than the Holders shall not be entitled to rely upon or raise as a defense, in any manner whatsoever, the failure of any Holders to comply with the provisions of this Agreement or any other intercreditor agreement among any Holders.

     12.  NO PARTNERSHIP.  Neither the execution of this Agreement, nor the
          --------------
ownership of interests in the Loan or the security for the Loan is intended to be, nor shall it be construed to be, the formation of a partnership, trust, joint venture or agency between the parties. In addition, no Holder owes any fiduciary duty to any other Holder with respect to the making, administration and/or enforcement of the Loan, but is obligated to exercise good faith.

     13.  NO WARRANTY.  No provision of this Agreement will be construed as a
          -----------
warranty or guaranty by any Subordinate Holder or Senior Holder as to future payments by the Company or any other person obligated to pay the Loan.

     14.  NOTICES.  All notices, consents, demands, requests and other
          -------
communications pursuant to this Agreement shall be deemed to have been properly given, when made in writing, three business days after receipt, when delivered personally or when sent either through United States Postal Service post-paid, registered or certified mail with return receipt requested or by overnight mail (such as Airborne, Federal Express, Purolator or similar service) at the expense of the sender, addressed to the Senior Holders or the Subordinate Holders to receive such notice at the following addresses or at such address as may hereafter be specified by written notice given as set forth in this Section 14:

If to CSFB:              Credit Suisse First Boston Mortgage
                         Capital LLC
                         11 Madison Avenue, 5th Floor
                         New York, New York  10010
                         Attention:  Mr. Richard Luftig
                         Facsimile No.:  (212) 325-8163

With a copy to:

                         Cadwalder, Wickersham & Taft
                         100 Maiden Lane
                         New York, New York  10038

                         Attention: Fredric L. Altschuler
                         Facsimile No.:  (212) 504-6666

If to SunAmerica:        SunAmerica Life Insurance Company
                         SunAmerica, Inc.
                         One SunAmerica Center, 38th floor
                         Los Angeles, California  90067-6002
                         Attention:  Peter McMillan III
                         Facsimile No.:  (310) 772-6150

With a copy to:          O'Melveny & Myers LLP
                         400 South Hope Street
                         Los Angeles, Ca  90071
                         Attention:  Thomas W. Baxter
                         Facsimile No.:  (213) 669-6407


     15.  MODIFICATION AND WAIVER.  This Agreement may be modified, amended or
          -----------------------
cancelled and compliance with any of its provisions waived, only by an instrument in writing executed by all the parties hereto. No failure by any party hereto to enforce compliance with any provision hereof at any time shall affect the right at a later time to enforce its compliance. No waiver of compliance with any provision hereof in any instance by any party shall, except as otherwise provided in the instrument granting such waiver, operate as or be construed as a further or continuing waiver of compliance with such provision or other provision. The parties hereto waive the right to trial by jury.

     16.  GOVERNING LAW.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of New York, without giving consideration to principles of conflict of law.

     17.  BINDING EFFECT.  This Agreement shall inure to the benefit of and be
          --------------
binding on the parties hereto and their respective successors and assigns, and the successors and assigns of all or any part of the interest of any party hereto. Any Holder party may endorse, assign, sell or otherwise transfer its Note or Notes as provided in the Note Purchase Agreement; provided that any such endorsement, assignment, sale or transfer shall be made expressly subject to this Agreement and such Holder shall cause such buyer, assignee or transferee to unconditionally and irrevocably agree to be bound by all of the provisions hereof and deliver an Intercreditor Assumption Agreement to the other Holders in the form of Exhibit A hereto. In the event that any Holder defaults in any of its obligations hereunder, the other Holders have the right to seek specific performance of such Holder's obligations hereunder.

     18.  ENTIRE AGREEMENT.  This Agreement sets forth the entire Agreement and
          ----------------
understanding of the parties hereto with respect to the transactions contemplated hereby and the subject matter hereof and supersedes all prior agreements or understandings relating thereto.

     19.  TERMINATION.  This Agreement shall remain in full force and effect so
          -----------
long as the Holders, their successors and permitted assigns shall have any interest in any portion of the Loan or the Security, including, without limitation, after acquisition of the Security by both Holders through foreclosure, deed in lieu of foreclosure, or otherwise.

     20.  SEVERABILITY.  Any provision of this Agreement which is prohibited or
          ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders unenforceable any provision hereof.

     21.  COUNTERPARTS.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, binding on the Holders, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

     22.  NO ASSIGNMENT.  This Agreement may not be assigned, except in
          -------------
connection with the endorsement, assignment, sale or other transfer of such assignor's Note.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              CREDIT SUISSE FIRST BOSTON MORTGAGE
                               CAPITAL LLC



                              By: /s/ William Adamski
                                 ---------------------------------
                               Name:  William Adamski
                               Its:   Vice President


                              SUNAMERICA LIFE INSURANCE COMPANY



                              By: /s/ Stephen P. Hanover
                                  --------------------------------
                               Name:  Stephen P. Hanover
                               Its:  Authorized Agent



Acknowledged (including with
respect to Section 11 hereof):

SAHARA LAS VEGAS CORP.



By:  /s/ Thomas K. Land
    ------------------------------
 Name:   Thomas K. Land
 Its:    Treasurer & Asst. Secretary

                                      S-1